SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
                                 October 8, 1998

                                   FVNB CORP.
             (Exact name of registrant as specified in its charter)

                        Commission file number: 333-47939


                Texas                                        74-2871063
(State or other jurisdiction of incorporation             (I.R.S. Employer
          or organization)                               Identification No.)

                               101 S. Main Street
                              Victoria, Texas 77901
                    (Address of principal executive offices)

                                 (512) 573-6321
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)
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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      On October 8, 1998, FVNB Corp. the holding company of First Victoria National Bank, approved a definitive agreement to acquire CBOT Financial Corporation, the parent company of Citizens Bank of Texas, N.A. and CBOT Mortgage Company. Citizens Bank of Texas operates banking facilities in New Waverly, Huntsville, and The Woodlands, Texas. As of June 30, 1998, the bank had approximately $80 million in total assets. The transaction is subject to approval by regulatory authorities and the shareholders of CBOT Financial Corporation and is expected to be finalized by year-end 1998 or early in the first quarter of 1999.

As of June 30, 1998, First Victoria National Bank had approximately $520 million in total assets. FVNB Corp. is a $520 million bank holding company headquartered in Victoria with facilities in Victoria, Port Lavaca and Taft, Texas.

      In addition, a copy of the press release of FVNB Corp., dated October 8, 1998, is attached hereto as Exhibit 99.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (c)  Exhibits

            The following exhibit is filed as part of this report:

            99    Press  Release of FVNB Corp.  dated  October 8, 1998.

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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FVNB CORP.
                                    (Registrant)


                                    By: DAVID M. GADDIS
                                          David M. Gaddis, President


Date:  October 13, 1998

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
                                  EXHIBIT INDEX

         EXHIBIT                                          PAGE
         NUMBER                  DESCRIPTION             NUMBER

         99            Press Release of FVNB Corp.         5
                       dated October 8, 1998

                                       4